Exhibit 23.2

[CGA Letterhead]

Consent of Cawley Gillespie & Associates, Inc.

We hereby consent to the use in this Registration Statement on Form S-4 of information contained in our report for Chaparral Energy, Inc. presented as of December 31, 2006, 2005 and 2004 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm in such Prospectus, including under the heading “Independent petroleum engineers.”

/s/ CAWLEY GILLESPIE & ASSOCIATES, INC.

Cawley Gillespie & Associates, Inc.
Petroleum Engineers

Fort Worth, Texas
January 17, 2008